EXHIBIT 21
                            IONICS, INCORPORATED

                       SUBSIDIARIES OF THE REGISTRANT



                                             State or Other Jurisdiction
        Name                                       of Incorporation


Ionics Foreign Sales Corporation Limited             Jamaica

Global Water Services, S.A.                          Panama

Ionics Italba, S.p.A.                                Italy

Ionics Iberica, S.A.                                 Spain

Ionics Nederland B.V.                                The Netherlands

Ionics Ultrapure Water Corporation                   California

Ionics Securities Corporation                        Massachusetts

Ionics (U.K.) Limited                                United Kingdom

Ionics (Bermuda) Ltd.*                               Bermuda

Elite Chemicals Pty. Ltd.                            Australia

Eau et Industrie                                     France

Resources Conservation Co. International             Delaware

Apollo Ultrapure Water Systems, Inc.                 California

Aqua Design, Inc.*                                   California

Separation Technology, Inc.**                        Minnesota

Ionics (Korea) Ltd.                                  Delaware

Sievers Instruments, Inc.                            Colorado

* The Registrant, either directly, through Aqua Design, Inc. or through Ionics (Bermuda) Ltd., wholly owns nine subsidiary corporations incorporated in various Caribbean jurisdictions. These subsidiary corporations own and operate, or operate and maintain, desalination plants for the supply of potable water to resorts, hotels and municipalities.

**  Owns a U.K. subsidiary, SeparaTech Limited.


95